                                                                    EXHIBIT 7.A.


                       [SUTHERLAND ASBILL & BRENNAN LLP]


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


                                 April 17, 2002



Board of Directors
Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, Pennsylvania 19312

Directors:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus for certain flexible premium variable life insurance policies filed as part of post-effective amendment number 5 to the registration statement on Form S-6 for Provident Mutual Variable Life Separate Account (File No. 333-71763). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                              Very Truly Yours,

                                              SUTHERLAND ASBILL & BRENNAN LLP


                                              By:  /s/ David S. Goldstein
                                                  ------------------------------
                                                  David S. Goldstein